Exhibit 21.1

Subsidiaries of the Registrant

Entity Name	Jurisdiction of Organization
Payoneer Inc.	Delaware
Payoneer Research and Development Ltd.	Israel
Payoneer (UK) Limited	United Kingdom
Payoneer (EU) Limited	Gibraltar
Payoneer U.S. LLC	Delaware
Payoneer Hong Kong Limited	Hong Kong
Payoneer Japan Limited	Japan
Payoneer Early Payments Inc.	Delaware
Payoneer Canada Limited	British Columbia, Canada
Payoneer Australia Pty Ltd	New South Wales, Australia
Payoneer (Guangzhou) Commerce Services Co., Ltd.	China
Payoneer Payment Services (UK) Limited	United Kingdom
Payoneer Europe Limited	Ireland
PYNR Services Limited	Ireland
Payoneer Germany GmbH	Germany
Payoneer Singapore Private Limited	Singapore
AnFu (Shenzhen) Information and Technology Limited*	China
Payoneer India Commerce LLP	India
GCA SPV I LLC	Delaware
Payoneer (Vietnam) Company Limited	Vietnam
Payoneer Services Holdings Inc.	Delaware
Payoneer Global Services Spain, S.L.	Spain
Mycheckoutpay Inc.	Delaware
Payoneer Holdings APAC Inc.	Delaware
Payoneer Holdings East Asia Inc.	Delaware
Payoneer Holdings EEA Inc.	Delaware
Payoneer Holdings UK Inc.	Delaware
Payoneer Holdings SAMEA Inc.	Delaware
Payoneer Corporate Holdings Inc.	Delaware
Skuad Pte Ltd	Singapore
All Remote Solutions Pte. Ltd.	Singapore
All Remote Solutions Pvt. Ltd.	India
Skuad Lab India Pvt Ltd	India
Skuad Australia Pty Ltd	Australia
Skuad New Zealand Pty Ltd	New Zealand
Skuad (Thailand) Co. Ltd	Thailand
Skuad Remote Solutions SDN BHD	Malaysia
PT Skuad Solutions Indonesia	Indonesia
All Remote Solutions (SMC-PVT) Ltd	Pakistan
Skuad Philippines Inc	Philippines
Skuad Vietnam Company Ltd	Vietnam
Skuad Hong Kong Ltd	Hong Kong
Skuad Korea Co. Ltd	South Korea
Skuad Ltd	Bangladesh
Skuad (Cambodia) Co. Ltd	Cambodia
Skuad Internet Technology (Shanghai) Co., Ltd	China
Skuad Nigeria Pty Ltd	Nigeria
Skuad Pte Ltd	Israel

Skuad South Africa (PTY) Ltd	South Africa
Rype Remote Solutions Ltd	Kenya
Skuad Cameroon Limited	Cameroon
Skuad Tanzania Limited	Tanzania
Skuad Human Resources Consultancy L.L.C	United Arab Emirates (UAE)
Skuad Solutions	Egypt
Skuad LLC	Morocco
Skuad, Inc.	US
Skuad Canada INC	Canada
Skuad Company S.A.S	Colombia
Skuad Solutions Mexico SA DE CV	Mexico
Skuad Brasil Gestao De Recursos Humanos LTDA Sociedade Unipessoal	Brazil
Skuad Panama S.A.	Panama
Skuad Costa Rica SRL	Costa Rica
Skuad Chile SpA	Chile
Skuad Dominican Republic SRL	Dominican Republic
Larner Sociedad Anonima	Paraguay
Skuad Uruguay S.A.S	Uruguay
Skuad Honduras S. DE R.L.	Honduras
Skuad Bolivia S.R.L.	Bolivia
Skuad Peru Sociedad Anónima Cerrada	Peru
Skuad UK Ltd	UK
Skuad Estonia OU	Estonia
Skuad Spain SL	Spain
Skuad Remote Solutions S.R.L	Romania
Skuad Doo Beograd	Serbia
Skuad Netherlands B.V.	Netherlands
Skuad France SAS	France
Skuad Ukraine LLC	Ukraine
SKUAD POLAND sp. z o.o.	Poland
Skuad Portugal, Unipessoal LDA.	Portugal
Skuad Italia S.r.l	Italy
Skuad Ireland Limited	Ireland
Skuad Hungary LLC	Hungary
Skuad Denmark ApS	Denmark
All Remote Solutions Finland Oy	Finland
Skuad Norway AS	Norway
Skuad Slovakia s.r.o.	Slovakia
Skuad (Cyprus) Ltd	Cyprus
Skuad Bulgaria EOOD	Bulgaria
Skuad Solutions Sarl	Switzerland
Skuad Hellas Single Member P.C. Shorter Company name: Skuad Hellas	Greece
Skuad Remote Solutions LLC	Armenia
Skuad Remote Solutions Georgia LLC	Georgia
Skuad Germany GmBH	Germany
Skuad Belgium BV	Belgium
Skuad Remote Solutions LLC Sarajevo, "Remote Solutions Group"	Bosnia and Herzegovina
Skuad Czech Republic s.r.o.'	Czech Republic
Skuad Zagreb d.o.o.	Croatia

* Deregistered as of February 13, 2025.